Exhibit 99.1

MATADOR RESOURCES COMPANY UPDATES 2017 GUIDANCE

DALLAS, March 23, 2017 - Matador Resources Company (NYSE: MTDR) (“Matador” or the “Company”), today updated its full year 2017 guidance estimates in advance of its 2017 Analyst Day presentation in Dallas, Texas.

2017 Updated Guidance

Matador today announced an update to its full year 2017 guidance estimates, which were initially provided on February 22, 2017. These updated guidance estimates primarily reflect the Company’s decision to drill and complete a five-well operated program in the Eagle Ford shale in South Texas, with economic returns expected to be comparable to Matador’s Delaware Basin wells, in order to maintain the leasehold associated with this drilling program and to enhance the value of its Eagle Ford asset. Capital expenditures associated with this five-well operated program are anticipated to be approximately $30 million, or about 6% of the Company’s 2017 estimated capital expenditures. At March 23, 2017, Matador has begun drilling this five-well Eagle Ford program and anticipates that all five wells will be completed and placed on production late in the second quarter of 2017. In all other material respects, Matador’s 2017 capital investment plans remain the same as previously disclosed on February 22, 2017.

With the exception of drilling these five Eagle Ford wells, Matador’s updated guidance estimates include four drilling rigs operating in the Delaware Basin in the first quarter of 2017, with a fifth drilling rig added in the Delaware Basin in the second quarter of 2017. In 2017, Matador expects to direct 93% of its estimated capital expenditures to drilling and completion and midstream activities in the Delaware Basin.

Updated full year 2017 guidance estimates are as follows.

(1)	Oil production of 6.9 to 7.2 million barrels, an increase of 38% at the midpoint of 2017 guidance, as compared to 5.1 million barrels produced in 2016;

(2)	Natural gas production of 33.0 to 35.0 billion cubic feet, an increase of 11% at the midpoint of 2017 guidance, as compared to 30.5 billion cubic feet produced in 2016;

(3)	Total oil equivalent production of 12.4 to 13.0 million BOE, an increase of 25% at the midpoint of 2017 guidance, as compared to 10.2 million BOE produced in 2016;

(4)
Drilling and completions capital expenditures (including equipping wells for production) of $400 to $420 million, including estimated capital expenditures associated with non-operated well opportunities;

(5)
Midstream capital expenditures of $56 to $64 million, which represents Matador’s 51% share of an estimated capital expenditure budget of $110 to $125 million for the recently announced San Mateo Midstream, LLC joint venture (“San Mateo”); and

(6)
Adjusted EBITDA, a non-GAAP financial measure, of $255 to $275 million, an increase of 68% at the midpoint of 2017 guidance, as compared to 2016 Adjusted EBITDA. Adjusted EBITDA guidance is based on estimated average realized prices of $51.72 per barrel for oil (West Texas Intermediate average oil price of $54.22 per barrel for oil, less $2.50 per barrel of estimated price differentials, using the forward strip for oil prices as of late February 2017) and $3.11 per thousand cubic feet for natural gas (NYMEX Henry Hub average natural gas price using the forward strip for natural gas prices as of late February 2017 and assuming regional price differentials and uplifts from natural gas processing roughly offset). These 2017 estimates reflect Matador’s reduced ownership in its Delaware Basin midstream assets from 100% to 51% upon the formation of San Mateo, as announced on February 17, 2017. In addition, at these oil and natural gas prices, Matador estimates a realized loss on derivatives of about $11 million in 2017.

2017 Analyst Day Details

Management plans to provide its detailed 2017 operational plan, capital budget and forecasts, and to provide an update on its ongoing operations and continued improvements in drilling, completion and production techniques, primarily in the Delaware Basin, at the Company’s Analyst Day scheduled to be held on Thursday, March 23, 2017 beginning at 9:00 a.m. Central Daylight Time. The Analyst Day meeting will be held in the Pegasus I, II and III meeting rooms at the Tower Club, Dallas, located on the 48th floor of Thanksgiving Tower, 1601 Elm Street, Dallas, Texas 75201. The presentation will conclude with a question and answer session for those in attendance. Individuals who are unable to attend in person can participate in the live conference call or via virtual webcast. A continental breakfast will be provided beginning at 8:00 a.m. Central Daylight Time; following the presentation, lunch will be provided.

To access the Analyst Day conference call in a listen-only mode, domestic participants should dial (855) 875-8781 and international participants should dial (720) 634-2925. The participant passcode is 57940638. To access the virtual webcast, participants should use the following link: http://edge.media-server.com/m/p/endibbxh. All details can be accessed through the Company’s website at www.matadorresources.com on the Presentations & Webcasts page under the Investors tab.

A replay of the Analyst Day conference call will be made available through April 30, 2017 via webcast. A link to the replay webcast will be available through the Company’s website at www.matadorresources.com on the Presentations & Webcasts page under the Investors tab.

A copy of the Company’s Analyst Day presentation will be available prior to the event through the Company’s website at www.matadorresources.com on the Presentations & Webcasts page under the Investors tab.

About Matador Resources Company
Matador is an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources in the United States, with an emphasis on oil and natural gas shale and other unconventional plays. Its current operations are focused primarily on the oil and liquids-rich portion of the Wolfcamp and Bone Spring plays in the Delaware Basin in Southeast New Mexico and West Texas. Matador also operates in the Eagle Ford shale play in South Texas and the Haynesville shale and Cotton Valley plays in Northwest Louisiana and East Texas. Additionally, Matador conducts midstream operations, primarily through its midstream joint venture, San Mateo Midstream, LLC, in support of its exploration, development and production operations and provides natural gas processing, natural gas, oil and salt water gathering services and salt water disposal services to third parties on a limited basis.
For more information, visit Matador Resources Company at www.matadorresources.com.
Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. “Forward-looking statements” are statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “could,” “believe,” “would,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “should,” “continue,” “plan,” “predict,” “potential,” “project,” “hypothetical,” “forecasted” and similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Actual results and future events could differ materially from those anticipated in such statements, and such forward-looking statements may not prove to be accurate. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, the following risks related to financial and operational performance: general economic conditions; the Company’s ability to execute its business plan, including whether its drilling program is successful; the ability of the Company’s midstream joint venture to expand the Black River cryogenic processing plant, the timing of such expansion and the operating results thereof; the timing and operating results of the buildout by the Company’s midstream joint venture of oil, natural gas and water gathering systems and the drilling of any additional salt water disposal wells; changes in oil, natural gas and natural gas liquids prices and the demand for oil, natural gas and natural gas liquids; its ability to replace reserves and efficiently develop current reserves; costs of operations; delays and other difficulties related to producing oil, natural gas and natural gas liquids; its ability to make acquisitions on economically acceptable terms; its ability to integrate acquisitions; availability of sufficient capital to execute its business plan, including from future cash flows, increases in its borrowing base and otherwise; weather and environmental conditions; and other important factors which could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. For further discussions of risks and uncertainties, you should refer to Matador’s filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of Matador’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Matador undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this letter, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this letter. All forward-looking statements are qualified in their entirety by this cautionary statement.

Adjusted EBITDA

This press release references the non-GAAP financial measure of Adjusted EBITDA. Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. “GAAP” means Generally Accepted Accounting Principles in the United States of America. The Company believes Adjusted EBITDA helps it evaluate its operating performance and compare its results of operations from period to period without regard to its financing methods or capital structure. The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depletion, depreciation and amortization, accretion of asset retirement obligations, property impairments, unrealized derivative gains and losses, certain other non-cash items and non-cash stock-based compensation expense, and net gain or loss on asset sales and inventory impairment. Adjusted EBITDA is not a measure of net income (loss) or net cash provided by operating activities as determined by GAAP.
Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income (loss) or net cash provided by operating activities as determined in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components of understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure. Adjusted EBITDA may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDA in the same manner. Where references are pro forma, forward-looking, preliminary or prospective in nature, and not based on historical fact, as in this press release, the Company does not provide a reconciliation. The Company could not provide such reconciliation without undue hardship because such Adjusted EBITDA numbers are estimations, approximations and/or ranges. In addition, it would be difficult for the Company to present a detailed reconciliation on account of many unknown variables for the reconciling items, including future income taxes, full-cost ceiling impairments, unrealized gains or losses on derivatives and gains or losses on asset sales and inventory impairments. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Contact Information

Mac Schmitz
Investor Relations
(972) 371-5225
investors@matadorresources.com

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